SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 23, 2009

Tri-Valley Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-31852	84-0617466
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4550 California Blvd., Suite 600

Bakersfield, California 93309

(Address of principal executive office)

Issuer's telephone number: 661-864-0500

Section 3	Securities and Trading Markets

Item 3.01	Notice of Failure to Satisfy a Continued Listing Rule or Standard

On September 23, 2009, NYSE Amex LLC notified Tri-Valley Corporation by letter that Tri-Valley is not currently in compliance with the requirement for continued listing on the exchange that companies listed on NYSE Amex are required by Section 1003(a)(iii) of the Company Guide to maintain a minimum of $6 million in stockholders’ equity, if the company has sustained losses from continuing operations and/or net losses in its five most recent fiscal years. Tri-Valley’s Form 10-Q for the quarter ended June 30, 2009, reported stockholders’ equity at June 30, 2009, of $5,169,833.

Under NYSE Amex rules, Tri-Valley has until October 23, 2009, to submit a plan to regain compliance with Section 1003(a)(iii) of the Company Guide. Tri-Valley is preparing to submit its plan to regain compliance in accordance with NYSE Amex rules. If the company does not submit a plan or if the plan is not accepted by the exchange, the company will be subject to delisting procedures as set forth in Section 1010 and part 12 of the Company Guide.

Attached is a press release describing the NYSE Amex notice and Tri-Valley’s response.

Section 9	Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1 Press Release

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 29, 2009	TRI-VALLEY CORPORATION Maston N. Cunningham
Maston N. Cunningham, President and Chief Operating Officer